EXHIBIT 3.109
ARTICLES OF INCORPORATION
OF
WINDMOOR HEALTHCARE INC.
The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of Incorporation.
ARTICLE I            NAME
The name of the corporation shall be:
WINDMOOR HEALTHCARE INC.
ARTICLE II            PRINCIPAL OFFICE
The mailing address of this corporation shall be:
c/o Coll & Auclair, P.C., Suite 106, 1 Veterans Square, Media, PA 19063
ARTICLE III            CAPITAL STOCK
The number of shares of stock that this corporation is authorized to have outstanding at any one time is:
One Thousand (1,000) Shares Without Par Value
ARTICLE IV            INITIAL REGISTERED AGENT AND ADDRESS
The name and address of the initial registered agent is:
Edwin F. Blanton                      825 Thomasville Rd., Tallahassee, FL 32303
ARTICLE V            INCORPORATOR
The name and street address of the incorporator to these Articles of Incorporation is:
Edwin F. Blanton                      825 Thomasville Rd., Tallahassee, FL 32303
The undersigned has executed these Articles of Incorporation this 15th day of August, 1997.

/s/ Edwin F. Blanton
Edwin F. Blanton,
Incorporator

CERTIFICATE OF DESIGNATION
REGISTERED AGENT/REGISTERED OFFICE
Pursuant to the provisions of section 607.0501, Florida Statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent, in the State of Florida.
1. The name of the corporation is:
WINDMOOR HEALTHCARE INC.
2. The name and address of the registered agent and office is:
Edwin F. Blanton                      825 Thomasville Rd., Tallahassee, FL 32303

Signature	/s/ Edwin F. Blanton

Edwin F. Blanton

Title:	Incorporator

Date:	August 15, 1997
HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.

/s/ Edwin F. Blanton

Edwin F. Blanton

Date:	August 15, 1997